UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 7, 2008

The National Collegiate Student Loan Trust 2007-4
(Exact Name of Registrant as Specified in Charter)

The National Collegiate Funding LLC
(Exact Name of Depositor and Sponsor as Specified in Charter)

Delaware	333-141132-04	77-0698483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware		19890
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code   (302) 636-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 6 -	Asset-Backed Securities

Item 6.03        Change in Credit Enhancement or Other External Support.

(c)     Material change to enhancement or support.

The Education Resources Institute, Inc. (“TERI”) has provided credit support to The National Collegiate Student Loan Trust 2007-4 (the “Trust”) in the form of a guaranty of the payment of principal and accrued interest on the private student loans owned by the Trust (the “2007-4 Loans”).

Pursuant to a deposit and security agreement dated September 20, 2007 (the “Deposit and Security Agreement”) among TERI, First Marblehead Data Services, Inc. (the “Administrator”) and the Trust,  TERI has deposited certain monies (the “Pledged Fund”) with the U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”), as security for the guaranty obligations of TERI to the Trust.  Pursuant to the indenture dated as of September 1, 2007 between the Trust and the Indenture Trustee, the Pledged Fund has been pledged by the Trust to the Indenture Trustee for the benefit of holders (the “Noteholders”) of asset-backed notes issued by the Trust.  The Indenture Trustee, at the direction of TERI, withdraws amounts from the Pledged Fund from time to time to pay guaranty claims on the 2007-4 Loans that are payable by TERI.

On April 7, 2008, TERI filed a voluntary petition for reorganization (the “Reorganization”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Massachusetts (the “Bankruptcy Court”).  According to the filing, TERI intends to operate its business as “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

On April 10, 2008, the Bankruptcy Court issued an order prohibiting TERI from withdrawing any amounts from segregated accounts until further order by the Bankruptcy Court.  As a result, TERI is not authorized to access the Pledged Account for any reason until further order of the Bankruptcy Court.  Although the order prevents TERI from paying guaranty claims from the Pledged Fund with respect to the 2007-4 Loans, it also prevents the Pledged Fund from being used to satisfy any of TERI’s other secured or unsecured obligations.  The next hearing of the Bankruptcy Court is scheduled for April 15, 2008.

On April 8, 2008, Fitch Ratings downgraded the insurer financial strength rating assigned to TERI to ‘C’ from ‘A,’ and Moody’s Investors Service downgraded the issuer rating assigned to TERI to ‘Ca’ from ‘B2.’  On March 26, 2008, Moody’s Investors Service had downgraded the issuer rating assigned to TERI from ‘Baa3’ to ‘B2.’

Section 7-	Regulation FD

Item 7.01        Regulation FD Disclosure

As of the date of this report, the Trust expects TERI to move the Bankruptcy Court to authorize TERI to resume payments of guaranty claims with respect to the 2007-4 Loans from the Pledged Fund.  As of the date of this report, the Trust also expects that the Pledged Fund will remain as security solely for the benefit of the Noteholders.  The timing of any future motions by TERI remains uncertain, and the Reorganization may nevertheless have a material adverse effect on the ability of TERI to satisfy its guarantee obligations with respect to the 2007-4 Loans.

The Indenture Trustee has retained Nixon Peabody LLP as counsel in connection with the Reorganization and was represented at the hearing of the Bankruptcy Court held on April 10, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL COLLEGIATE FUNDING LLC, as depositor for THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2007-4

By:	GATE HOLDINGS, INC., MEMBER

By:	/s/ Stein Skaane
Name: Stein Skaane
Title: Vice President

Dated:  April 11, 2008